UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) March 25, 2010

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2010, Sinclair Broadcast Group, Inc. (the “Company”) and the ABC Network (“ABC”) entered into an agreement for the renewal of nine of its Affiliation Agreements (the “Affiliation Agreements”).  The Affiliation Agreements are effective from January 1, 2010 through August 31, 2015.  ABC has agreed to provide each station with all ABC programs in all time periods currently scheduled by ABC.  The Company is required to pay an annual license fee to ABC for the network programming.  The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Affiliation Agreements.  The foregoing description is qualified in its entirety by reference to the form of Affiliation Agreement, a copy of which will be filed as an exhibit to the Company’s first quarter Form 10-Q.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit related to Item 1.01 shall be deemed to be furnished and not filed.

Exhibit 99.1 Sinclair Press Release (dated March 26, 2010) Sinclair Renews ABC Affiliation Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer
Dated: March 26, 2010